UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 26, 2011

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 26, 2011, Franklin Covey Co. (the Company) announced that its pipeline of booked days and awarded revenue increased at the end of the fourth quarter of fiscal 2011 compared to the prior year.  As of August 31, 2011, the Company increased this key metric by approximately $4.5 million, or 18%, compared to the prior year.  The pipeline of booked days and awarded revenue captures the momentum for the Company’s direct offices and national account practices in the U.S. and Canada and excludes other sales channels and facilitator revenue.

A copy of the press release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated September 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	September 26, 2011	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer